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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): December 14, 1996


                          THE BOEING COMPANY
        (Exact name of registrant as specified in its charter)



         DELAWARE                    1-442               91-0425694
(State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)            File Number)         Identification No.)


                     7755 East Marginal Way South
                          Seattle, Washington
               (address of principal executive offices)



  Registrant's telephone number, including area code: (206) 655-2121

                                  N/A
     (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

          On December 14, 1996, The Boeing Company, a Delaware corporation ("Boeing"), entered into an Agreement and Plan of Merger dated as of December 14, 1996 (the "Merger Agreement") with West Acquisition Corp., a Maryland corporation and wholly- owned subsidiary of Boeing ("Sub"), and McDonnell Douglas Corporation, a Maryland corporation ("MDC"). The Merger Agreement provides for the merger (the "Merger") of Sub with and into MDC, with MDC surviving as a wholly-owned subsidiary of Boeing.

          Pursuant to the Merger Agreement, each share of common stock, par value $1.00 per share, of MDC ("MDC Common Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than shares owned directly by Boeing or MDC, which shares will be cancelled) will be converted into
0.65 of a share of common stock, $5.00 par value, of Boeing ("Boeing Common Stock"), including the corresponding percentage of a right to purchase shares of Series A Junior Participating Preferred Stock of Boeing. As of the Effective Time, all shares of MDC Common Stock issued and outstanding immediately prior to the Effective Time will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of MDC Common Stock will cease to have any rights with respect thereto, except the right to receive (i) certificate(s) representing the number of whole shares of Boeing Common Stock into which such shares of MDC Common Stock have been converted, (ii) certain dividends and other distributions previously withheld in accordance with Section 2.2(c) of the Merger Agreement pending the exchange of stock certificate(s) and (iii) any cash, without interest, to be paid in lieu of any fractional share of Boeing Common Stock in accordance with Section 2.2(e) of the Merger Agreement.

          Immediately after the Effective Time, Philip Condit will be the Chairman of the Board and Chief Executive Officer of Boeing and Harry Stonecipher will be the President and Chief Operating Officer of Boeing.

          The Merger Agreement provides that certain current directors of MDC will be elected to the Boeing Board of Directors following the Effective Time such that such former MDC directors would constitute one-third of the members of the Boeing Board of Directors.

          Prior to its execution, the Merger Agreement was approved by the respective Boards of Directors of Boeing and MDC. Fairness opinions were delivered by CS First Boston Corporation and J.P. Morgan Securities Inc. to the Board of Directors of Boeing and MDC, respectively. The consummation of the Merger is subject, among other things, to the approval of the issuance of Boeing Common Stock by the stockholders of Boeing, to the approval of the Merger by the stockholders of MDC and to certain regulatory approvals.

          A copy of the press release issued by Boeing and MDC on December 15, 1996 with respect to the Merger is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a) Financial statements of businesses acquired:

          Not applicable.

          (b) Pro forma financial information:

          Not applicable.

          (c) Exhibits:


    EXHIBIT
      NO.                                DESCRIPTION
    -------                              -----------

      99.1      Press Release issued by Boeing and MDC on December 15, 1996.



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                               SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  December 20, 1996            THE BOEING COMPANY



                                    By:  /s/ Douglas P. Beighle
                                         ----------------------
                                         Douglas P. Beighle
                                         Senior Vice President




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                             EXHIBIT INDEX


          The following exhibits are filed herewith:


    EXHIBIT
      NO.                                DESCRIPTION
    -------                              -----------

      99.1      Press Release issued by Boeing and MDC on December 15, 1996.




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